                                                                   EXHIBIT 10.46


                             MASTER LEASE AGREEMENT


     Master Lease Agreement effective as of July 12, 2001, by and between Southwest Michigan Innovation Center, Inc., a Michigan nonprofit corporation ("Lessor") and Esperion Therapeutics, Inc., a Delaware corporation ("Lessee").

     In consideration of the mutual agreements set forth in this Master Lease, the payment of rent and other amounts as provided in this Master Lease, and any equipment scheduled to be delivered pursuant to this Master Lease, the parties agree as follows:

     1. Agreement to Lease. Lessor rents and leases to Lessee, and Lessee rents and leases from Lessor, all of the tangible personal property listed on each Equipment Schedule executed from time to time pursuant to this Master Lease (with respect to any Equipment Schedule called the "Equipment"). The term "Equipment" shall include all replacement parts, accessories or alterations incorporated into or made to such tangible personal property. Each Equipment Schedule shall be substantially in the form attached to this Master Lease as Exhibit A (an "Equipment Schedule"), shall incorporate in it all the terms and conditions of this Master Lease and shall contain such additional terms and conditions as Lessor and Lessee shall agree upon.

     Notwithstanding any other provision, Lessor and Lessee jointly issued a purchase order for a NMR Spectrometer on or after the effective date of this Master Lease and Lessor paid to Lessee the sum of Two Hundred Sixty Eight Thousand Two Hundred Dollars and No/100 ($268,200) with the Lessee of such equipment on July 12, 2001, and paid an additional One Hundred Fourteen Thousand One Hundred and no/100 ($114,100.00) to the Lessee on October 2, 2001. Lessor intends to make an additional payment of Sixty Four Thousand Seven Hundred and no/100 ($64,700.00) to Lessee. Lessor and Lessee acknowledge and agree that the NMR Spectrometer shall be leased to Lessee pursuant to this Master Lease, as evidenced by the attached Equipment Schedule and that the purchase price for the NMR Spectrometer, including installation costs, shall be added to the Principal Balance, as defined below, and recorded in the Payback Schedule, as defined below. Lessee shall be entitled to payment of an additional Fifty-Three Thousand and No/100 ($53,000.00) for reimbursement of the purchase of computer and lab equipment to be used at the Southwest Michigan Innovation Center ("SMIC") located at the Western Michigan University Business and Technology Park; subject, however, to Esperion first entering into a sublease agreement for space at SMIC and taking possession of those leased premises.

     2. Term. The term of this Master Lease shall begin on July 12, 2001 (the "Commencement Date") and end seventy-two (72) months from the date of the last drawdown under this Master Lease (the "Term"). This Master Lease cannot be cancelled or terminated except as expressly permitted in this Master Lease. Upon expiration of the Master Lease, Lessee shall purchase the Equipment for the unamortized Principal Balance remaining under the Payback Schedule based upon the payment terms described in Section 3


                                      _1_
of this Master Lease.

     3. Rent and Payment; Net Lease. All sums paid by Lessor in connection with the acquisition and installation of Equipment pursuant to this Master Lease shall be recorded on the Payback Schedule. The parties agree that the Principal Balance is defined as the amount reimbursed or paid to Lessee by Lessor for the purchase of Equipment less any principal payments made under the applicable Payback Schedule. Lessee shall pay to Lessor as rent the outstanding Principal Balance plus interest according to the following terms beginning on the Commencement Date:

Months                 Payment Amount

1 - 12 No payment; interest will accrue on the outstanding Principal Balance at four percent (4%) per annum.

13 - 36 Monthly interest only payments equal to four percent (4%) per annum of the outstanding Principal Balance, plus one twenty-fourth (1/24th)of the interest accrued during months 1 - 12.

37 - 72 Monthly principal and interest payments calculated using a ten (10) year amortization at four percent (4%) per annum of the outstanding Principal Balance. The outstanding Principal Balance shall be paid in full at the expiration of the Term.

     Rental Payments shall be monthly and shall be due and payable in advance on the first day of each calendar month (each such date being called a "Monthly Rent Payment Date"). Rent shall be paid to Lessor by check or wire transfer so as to constitute immediately available funds at the address of Lessor set forth above or at such other place as Lessor shall designate in writing or if to an Assignee (as defined in Section 14 below) of Lessor, at such place as such Assignee shall designate in writing. All amounts shall be paid free and clear of all claims, demands or set offs against Lessor or such Assignee. Lessor shall not be required to invoice Lessee for each payment, however, Lessor shall provide an amortization schedule, which will be incorporated into Exhibit B and shall state due dates and amounts (the "Payback Schedule")

     Time is of the essence of this Master Lease. Lessee agrees to pay interest on any late payment for the period beginning fifteen (15) days after the date such late payment was due through the date such late payment is made at the lesser of ten percent (10%) per annum or the maximum rate allowed by law.

     The Master Lease shall be non-cancelable for its entire term and Lessee shall have the right of prepayment, without penalty for the unpaid Principal Balance.



                                      _2_

     LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT LESSEE'S OBLIGATION TO PAY ALL RENTAL AND ANY OTHER AMOUNTS PAYABLE BY LESSEE UNDER THIS MASTER LEASE, AS EVIDENCED BY EXHIBIT B, SHALL BE ABSOLUTE AND UNCONDITIONAL AND, EXCEPT IF THE EQUIPMENT HAS BEEN DAMAGED TO THE EXTENT NOT REASONABLY OPERABLE BY LESSEE OR DESTROYED AS A RESULT OF THE USE OF THE EQUIPMENT BY WESTERN MICHIGAN UNIVERSITY FACULTY OR STUDENTS, SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTIONS, SET OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER, AND THAT SUCH PAYMENT SHALL BE AND CONTINUE TO BE PAYABLE IN ALL EVENTS.

     4. Taxes and Fees. Lessee covenants and agrees to pay when due or reimburse and indemnify and hold Lessor harmless from and against all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties not arising from negligence on the part of Lessor) now or subsequently imposed or assessed ("Taxes") against Lessor, Lessee or the Equipment of any Federal, state, county, or local governmental authority upon or with respect to the Equipment or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition, or upon the rents, receipts, or earnings arising from the Equipment upon or with respect to any Equipment Schedule, if any. If Lessee is required by law or administrative practice to make any report or return with respect to such Taxes, Lessee shall promptly notify Lessor in writing and shall cooperate with Lessor to confirm that such reports are properly filed and accurately reflect Lessor's interest in the Equipment.

     5. Insurance. Lessee shall obtain and maintain for the Term of the Master Lease, at its own expense, property damage and general liability insurance, including without limitation, loss by fire (including so-called extended coverage), theft, collision, and such other risks of loss as are customarily insured against the type of equipment leased under the Master Lease and by the businesses in which Lessee is engaged, in such amounts and in such form, which are reasonable with respect to the risk covered. All such insurance policies shall protect Lessor and Lessee as named insureds, and shall provide that all losses shall be payable to Lessor, adjusted solely with Lessor. On Lessor's request, Lessee shall provide evidence of such insurance to Lessor within five
(5) days of such request. Notwithstanding anything to the contrary herein, the parties agree that if the Equipment is damaged to the extent not reasonably operable by Lessee or destroyed as a result of the use of the Equipment by Western Michigan University faculty or students, then Lessor will be responsible for replacing or repairing the damaged or destroyed Equipment to the extent such repair or replacement costs are not covered by insurance.


     6. Location and Maintenance. Lessee shall use, operate and keep the Equipment at McCracken Hall, Haenicke Hall, or the Southwest Michigan Innovation Center. Lessee shall, at its sole expense, at all times during the Term of the Master Lease, maintain the Equipment in good repair, condition and appearance and protect the Equipment


                                      _3_
from deterioration other than normal wear and tear. Lessee shall not use the Equipment for any purpose other than that for which it was designed nor in violation of any restriction on use set forth in the applicable Equipment Schedule.

     Upon reasonable notice by Lessor, which will not exceed thirty-six (36) hours, Lessee shall at all reasonable times during business hours, make the Equipment available to the Lessor for inspection at the place where it is normally located and shall make Lessee's log and maintenance records pertaining to the Equipment available to Lessor for inspection, provided that a representative of Lessee accompanies Lessor.

     7. Title; Financing Statement; Liens. Lessor and Lessee intend that this Master Lease is an agreement of the lease. Accordingly, title to the Equipment shall at all times remain with Lessor and nothing contained in any Equipment Schedule shall give or convey to Lessee any right, title or interest in or to the Equipment, except as a Lessee, as set forth in this Master Lease. Lessor has and is relying upon its residual interest in the Equipment at the termination of this Master Lease, whether by expiration, default or otherwise. Lessee appoints and authorized Lessor, as its agent and attorney-in-fact, to execute and file, on behalf of Lessee, any Uniform Commercial Code financing statements.

     Lessee shall, at its expense, protect and defend Lessor's title as well as the interest of any Assignee against all persons claiming against or through Lessee and shall at all times keep the Equipment free and clear from any legal process, liens, or encumbrances, whatsoever (except those placed by Lessor) and shall give Lessor immediate written notice of any liens and shall indemnify and hold Lessor and any Assignee harmless from and against any loss caused by such liens.

     8. Risk of Loss. Until such time as the Equipment is returned and delivered to and accepted by Lessor pursuant to the terms of this Master Lease, Lessee assumes and shall bear the entire risk of loss, damage, theft and destruction of and to the Equipment or any portion of it from any cause whatsoever, commencing with delivery of such Equipment to Lessee. No loss, damage, theft or destruction of the Equipment for which Lessee has the risk of loss shall relieve Lessee in any way from the obligations to pay rental or perform any other of its obligations under this Master Lease. Notwithstanding anything to the contrary herein, the parties agree that if the Equipment is damaged to the extent not reasonably operable by Lessee or destroyed as a result of the use of the Equipment by Western Michigan University faculty or students under this Agreement, then Lessor will be responsible for replacing or repairing the damaged or destroyed Equipment to the extent not covered by insurance. Lessee shall promptly notify Lessor in writing of any loss, theft, damage or destruction of the Equipment. In the event of such a loss, damage, theft or destruction of any item of the Equipment, Lessee, at the option of Lessor, shall:

        (a) Promptly place, at Lessee's expense, the Equipment in good repair, condition and working order in accordance with the manufacturer's specifications and to the reasonable satisfaction

                                      _4_
            of Lessor; or

        (b) Promptly replace, at Lessee's expense, the Equipment with like Equipment of the same or a later model and specifications, with the additions, in good repair, condition and working order in accordance with the manufacturer's specifications and to the reasonable satisfaction of Lessor.

     In the event Lessor elects or requires Lessee to repair or replace any such item of Equipment pursuant to (a) or (b) above, continuation of this Master Lease, and/or any Equipment Schedule and the continued payment of rent shall not be affected because of such loss, damage or destruction and the resulting repair or replacement and the insurance proceeds received by Lessor, if any, pursuant to Section 5 above, after the use of such funds to pay any accrued and unpaid rentals under this Master Lease, shall be paid to Lessee upon Lessee's furnishing proof reasonably satisfactory to Lessor that such repair or replacement has been completed in a manner reasonably satisfactory to Lessor and fully paid for by Lessee.

     9. No Lien or Modifications. Lessee shall not create or incur any mortgage, lien, pledge or other encumbrance or attachment of any kind upon the Equipment. Lessee shall not make any changes to the Equipment, except as permitted by Lessor, except as required by any maintenance obligations of the Master Lease Agreement. Lessee shall not assign or in any way dispose of all or any part of its rights or obligations under the Master Lease Agreement.

     10. Selection; Finance Lease Status. Lessee acknowledges, represents and warrants that is has made the selection of both (a) the Equipment and (b) the supplier(s) (individually, a "Supplier" and collectively "Suppliers") from whom Lessor is to purchase the Equipment, based on Lessee's own judgment and expressly disclaims any reliance upon statements made by the Lessor. Lessee requests that Lessor order and purchase the Equipment from Suppliers and arrange for delivery of such Equipment to Lessee. Lessee authorizes Lessor to insert in each Equipment Schedule the serial number and other identifying data of the Equipment.

     To the extent possible, the parties agree that this Master Lease and each Equipment Schedule are intended to qualify as a "finance lease" under Article 2A of the Uniform Commercial Code ("UCC"). Lessee acknowledges that Lessee selected and approved all Equipment leased under this Master Lease.

     11. Disclaimer of Warranties. LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF ANY OF THE EQUIPMENT. ACCORDINGLY, LESSOR MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS

                                      _5_

MERCHANTABILITY, FITNESS CAPACITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR ANY CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER(S) RELATING TO THE EQUIPMENT. ALL EQUIPMENT SHALL BE ACCEPTED AND LEASED BY LESSEE "WHERE IS", "AS IS", AND "WITH ALL FAULTS". LESSOR SHALL NOT BE RESPONSIBLE FOR ANY PATENT OR LATENT DEFECTS IN ANY EQUIPMENT, FOR ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, OR FOR DAMAGES WHETHER ACTUAL, SPECIAL, CONSEQUENTIAL OR INCIDENTAL ARISING FROM ANY CAUSE WHATSOEVER. Lessor shall not be liable to Lessee or any third party for consequential, incidental, special or exemplary damages occurring out of or related to the Master Lease, or the transactions contemplated under the Master Lease, except for Lessor's gross negligence or willful misconduct. Lessee further understands and agrees that no employee or agent of Lessor is authorized to waive or alter any term or condition of this Master Lease or any Equipment Schedule, if any, including without limitation, this Section 11.

     Lessor assigns to Lessee for and during the term of this Master Lease all of its right, title and interest in and to any warranty made by any manufacturer or Supplier of the Equipment to the extent the same is assignable. Lessor makes no warranties independent of those made by such manufacturer and Lessee agrees that it will look solely to such manufacturer. Lessee agrees to resolve all such warranty claims directly with such manufacturer or Supplier. Provided that no Event of Default under this Lease is then existing, Lessor shall cooperate with Lessee to resolve such warranty claims in good faith and by appropriate proceedings at Lessee's sole cost and expense. No such warranty claim shall affect in any manner the unconditional obligation fo Lessee to make rent and other payments under this Master Lease.

     12. Representations and Warranties of Lessee. Lessee represents, warrants and covenants that with respect to the Master Lease and each Equipment Schedule executed pursuant to the Master Lease:

        (a) Lessee has been duly authorized by all necessary corporate action to execute, deliver and perform this Master Lease, and will not violate Lessee's articles of incorporation, by-laws, or require the approval of any of its shareholders, other than those individuals executing this Master Lease.

        (b) The individual executing this Master Lease was duly authorized to do so.

        (c) The Master Lease, each Equipment Schedule and all Exhibits to this Master Lease constitute legal, valid and binding agreements of Lessee enforceable in accordance with their respective terms.



                                      _6_

        (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

        (e) ALL EQUIPMENT IS LEASED FOR BUSINESS PURPOSES ONLY OR TO ALLOW FOR ACCESS TO WESTERN MICHIGAN UNIVERSITY, AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

     13. Assignment by Lessee. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT (A) ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS MASTER LEASE, THE EQUIPMENT OR ANY INTEREST THEREIN OR (B) SUBLET OR PERMIT THE EQUIPMENT TO BE USED BY ANY PARTY OTHER THAN LESSEE, OR WESTERN MICHIGAN UNIVERSITY, EXCEPT TO A SUCCESSOR TO ITS BUSINESS OR SUBSTANTIALLY ALL OF ITS ASSETS, PROVIDED, LESSOR HAS CONSENTED TO SUCH ASSIGNMENT, WHICH SHALL NOT BE UNREASONABLY WITHHELD.

     14. Assignment by Lessor. Lessor may, without notice to Lessee, assign or sell its interest in, grant a security interest in or otherwise transfer, in whole or in part, this Master Lease, any or all Equipment Schedules, any or all of the Equipment or any of its rights, interests or obligations with respect to them, including, without limitation, all rental and other sums due or to become due under any Schedule to one or more persons or entities (each an "Assignee"). LESSEE ACKNOWLEDGES THAT ANY SUCH ASSIGNMENT OR TRANSFER BY LESSOR SHALL NOT MATERIALLY IMPAIR LESSEE'S PROSPECT OF OBTAINING RETURN PERFORMANCE BY LESSOR, MATERIALLY CHANGE LESSEE'S DUTIES OR OBLIGATIONS UNDER THE APPLICABLE EQUIPMENT SCHEDULE, NOR MATERIALLY INCREASE THE BURDENS OR RISKS IMPOSED ON LESSEE. LESSEE FURTHER AGREES THAT ANY SUCH ASSIGNMENT OR TRANSFER SHALL BE PERMITTED EVEN IF IT COULD BE DEEMED TO MATERIALLY EFFECT THE INTERESTS OF LESSEE. Lessee shall, upon receipt of notice of assignment from Lessor, be bound by any such assignment. Any Assignee shall have all of the rights and obligations of Lessor under this Master Lease and the applicable Equipment Schedule. Upon receipt of notice of any assignment and instructions to do so, Lessee shall pay directly to Assignee all rental and other sums due under this Master Lease and applicable Equipment Schedule.

     15. Indemnity. Lessee shall and does indemnify and hold Lessor and any Assignee harmless from and against any and all claims, costs, expenses, damages, and liabilities (including without limitation reasonable attorney's fees), arising out of the possession, operating, control, use, maintenance, delivery, return or other disposition of the Equipment under this Master Lease. Notwithstanding the foregoing, Lessee shall not be responsible under the terms of this Section to a party indemnified hereunder for any claims,

                                      _7_
costs, expenses, damages, and liabilities occasioned by the negligence or willful misconduct of such indemnified party. In addition, the parties agree that if the Equipment is damaged to the extent not reasonably operable by Lessee or destroyed as a result of the use of the Equipment by Western Michigan University faculty or students under this Agreement, then Lessor will indemnify Lessee for the costs associated with replacing or repairing the damaged or destroyed Equipment that are not covered by insurance. Both Lessee and Lessor agree to give the other party prompt notice of any claim or liability that may give rise to any indemnification under this Section. This Section shall remain in effect notwithstanding the expiration or termination of this Master Lease or any Equipment Schedule insofar as it relates to an event that occurred prior to such expiration or termination.

     16. Default; Remedies. The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default under this Master Lease:

         (a) Default by Lessee in the payment of any installment of Monthly Rent or other amount payable by Lessee under any Equipment Schedule or this Master Lease as and when the same becomes due and payable and which continued to be unpaid for a period of thirty (30) days after notice; or


         (b) Default by Lessee in the performance of any other term covenant or condition of any Equipment Schedule or this Master Lease, or the inaccuracy in any material respect of any representation or warranty made by the Lessee in such Equipment Schedule or this Master Lease or any document or certificate furnished to Lessor in connection therewith, which default or inaccuracy shall continue for a period of thirty (30) days after notice; or

         (c) The making of an assignment by Lessee for the benefit of its creditors or the admission by Lessee in writing of its inability to pay its debts as they become due, or the insolvency of Lessee, or the filing by Lessee of a voluntary petition in bankruptcy, or the adjudication of Lessee as a bankrupt, or the filing by Lessee of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statue, law regulation, or the filing of any answer by the Lessee admitting, or the failure by Lessee to deny the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Lessee to, or acquiescence by Lessee in, the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial party of the properties of

                                      _8_

             Lessee, or the inability of Lessee to pay its debts when due, or the commission by Lessee of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended; or

         (d) The failure by Lessee within sixty (60) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee of all or any substantial party of the properties of Lessee, to vacate such appointment; or

         (e) Lessee creates or suffers to exist any liens, encumbrances or security interests on the Equipment or this Master Lease; or

         (f) Lessee ceases doing business as a going concern or abandons all or any part of the Equipment; or

         (g) Lessee attempts to remove, sell, transfer, part with possession or sublease any item of Equipment.

        Upon the occurrence of any one or more Events of Default, Lessor has the right to exercise any one or more of the following remedies, without notice of any kind: (a) declare all of the unpaid Principal Balance of the Master Lease immediately due and payable; (b) enter upon the Premises at McCracken Hall or any place where the Equipment is located and take possession of all or any part of the Equipment, if this can be done without a breach of the peace, and either hold it at that location or remove it to any other place within the State of Michigan that Lessor desires. Lessor may then sell or release all or any part of the Equipment a public or private auction, giving notice as required by law. Any sale or release of the Equipment must be in a commercially reasonable manner. Lessor has the right to recover from Lessee an amount by which the sum received upon the sale or release (during the remaining and expired term of the Master Lease), of the Equipment is exceeded by the aggregate of (i) all sums owing to Lessor from Lessee under the Master Lease, whether for rent or otherwise; (ii) all costs reasonably incurred by Lessor in exercising its remedies, including searching for, taking possession of and selling the Equipment; and (iii) all other damages, costs and expenses, including reasonable attorney fees incurred by Lessor as a result of Lessee's default; (c) terminate the Master Lease without prejudice to any of Lessor's rights; or (d) exercise any other remedy available to Lessor in law or equity.

        17. Lessee's Waivers. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES THE FOLLOWING RIGHTS AND REMEDIES: (A) THE RIGHT TO CANCEL OR REPUDIATE THIS A MASTER LEASE AND ANY APPLICABLE LEASE EQUIPMENT SCHEDULE; (B) THE RIGHT TO

                                      _9_

REJECT OR REVOKE ACCEPTANCE OF THE EQUIPMENT; (C) THE RIGHT TO CLAIM A SECURITY INTEREST IN THE EQUIPMENT IN LESSEE'S POSSESSION OR CONTROL FOR ANY REASON; OR
(D) THE RIGHT TO DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR'S DEFAULT, IF ANY, UNDER THIS MASTER LEASE OR ANY APPLICABLE EQUIPMENT SCHEDULE.

       18. Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral between Lessor and Lessee with respect to the Equipment, other than as set forth in this Master Lease and in each Equipment Schedule and that this Master Lease and Equipment Schedule contains the entire agreement between Lessor and Lessee with respect to the leasing of the Equipment. Neither this Master Lease nor any Equipment Schedule may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

       19. No Waiver. No omission, or delay, by Lessor at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions of this Master Lease by Lessee at any time designated, shall be a waiver of any such right or remedy to which the Lessor is entitled, not shall it in any way affect the right of lessor to enforce such provisions thereafter.

       20. Binding Nature. This Master Lease and each Equipment Schedule shall be binding upon, and shall inure to the benefit of Lessor, Lessee and their respective successors, legal representatives and assigns (including any Assignee), to the extent set forth in this Master Lease.

       21. Survival of Obligations. All agreements, representatives and warranties contained in this Master Lease, any Equipment Schedule or in any document delivered pursuant to either or in connection with either shall survive the execution and delivery of this Master Lease and the expiration or other termination of this Master Lease.

       22. Notice. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given, except as otherwise provided herein, when delivered in person or by telex, telegram, facsimile, or other standard form of written telecommunication, or three (3) business days after being deposited in the U.S. mail, by certified mail, return receipt requested, postage prepaid, in each case to the parties at the following addresses:

If to Lessor:     Southwest Michigan Innovation Center, Inc.

With a copy to:
Miller, Johnson, Snell & Cummiskey, P.L.C.
303 N. Rose St, Suite 600

                                      _10_

Kalamazoo, Michigan  49007
Attention: John M. Novak
If to Lessee:     Esperion Therapeutics, Inc.

3621 South State Street
695 KMS Place
Ann Arbor, MI 48108
(734) 332-0516
Attention: President and CEO

With copy to General Counsel

       23. Governing Law. This Master Lease shall not be effective unless and until accepted by execution by any officer of Lessor in the State of Michigan. This Master Lease and all Equipment Schedules shall be governed and construed for all purposes under and in accordance with the laws of the State of Michigan.

      24. Severability. In the event any one or more of the provisions of this Master Lease and/or any Equipment Schedule shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and/or any such Equipment Schedule shall be unimpaired.

      25. Counterparts. This Master Lease and any Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but on and the same instrument. If Lessor grants a security interest in all or any part of any Equipment Schedule, the Equipment covered thereby and/or sums payable thereunder, only that counterpart Equipment Schedule marked "Secured Party's Original" shall be effective to transfer Lessor's rights therein and all other counterparts shall be marked "Duplicate" to indicate that they are not the "Secured Party's Original".


Dated as of July 12, 2001                         SOUTHWEST MICHIGAN
                                                  INNOVATION CENTER, INC.


         By: /s/ Barry Broome
            -----------------

                                                  Its:  CEO
                                                        ---


                                      _11_

Dated as of July 12, 2001                         ESPERION THERAPEUTICS, INC.



          By: /s/ Timothy M. Mayleben
              -----------------------

                                                  Its: COO
                                                       ---



                                      _12_

                                    EXHIBIT A

                            EQUIPMENT SCHEDULE NO. 1
                            DATED AS OF JULY 12, 2001


LESSEE:  ESPERION THERAPEUTICS              LESSOR:  SOUTHWEST MICHIGAN
                                                     INNOVATION CENTER, INC.


Price of NMR Equipment                               $268,200     July 12, 2001
                                                     $114,100   October 2, 2001
                                                     $ 64,700  To be determined

Each of the above payments will be added to the Payback Schedule according to the date of disbursement, and will be paid according to the terms set forth in
Section 3.

Location of Equipment:            McCracken Hall, Western Michigan University


                                    EQUIPMENT

         Qty.           Description                     Monthly Rental
---------------------------------------------------------------------------

          1             NMR Spectrometer and Probe      See below


Rentals: Pursuant to Section 3 of the Master Lease, the Equipment purchase price shall be added to the Payment Schedule set forth on Exhibit B of the Master Lease and Lessee agrees to pay the amounts determined according to terms set forth in Section 3.

Term: Pursuant to Section 2 of the Master Lease, Lessor and Lessee agree that this Equipment Schedule is effective from the Commencement Date of the Master Lease and shall remain in force for the Term of the Master Lease. Upon expiration of the Master Lease, the outstanding Principal Balance should be paid in full.

Restriction on Use: Pursuant to Section 5 of the Master Lease, Lessee agrees to the following Restrictions of the use of the Equipment: none

Special Terms: Pursuant to Section 1 of the Master Lease, the following additional terms, set forth below or attached hereto, shall be applicable to and shall constitute a part of this Equipment

                                      _13_

Schedule: Lessee shall allow WMU faculty and students use of the Equipment at times that will not interfere with Lessee's use, so long as WMU faculty and students abide by all of Lessee's requirements for using the NMR, including, but not limited to, receiving appropriate training and receiving appropriate access passcode by Lessee's system administrator.

Master Lease: This Equipment Schedule is issued pursuant to the Master Lease Agreement identified above. All of the terms, conditions, representations and warranties of the Master Lease Agreement are incorporated in this Equipment Schedule as if they were expressly set forth in this Equipment Schedule. By their execution and delivery of the Equipment Schedule, the parties reaffirm all of the terms, conditions, representations and warranties of the Master Lease Agreement except as modified in this Equipment Schedule.

Dated as of July 12, 2001


ESPERION THERAPEUTICS, INC.                 SOUTHWEST MICHIGAN
                                            INNOVATION CENTER, INC.


By:/s/ Timothy M. Mayleben
   -----------------------            By:/s/ Barry Broome
                                         ----------------
Its: COO                              Its: CEO
     ---                                   ---


                                      _14_

                                   EXHIBIT B

                                  See Attached















                                      _15_

                                   EXHIBIT B
                                 SCHEDULE NO. 2



---------------------------------------------------------------------------------------------------
                    PAYMENT              BEGINNING                INTEREST              INTEREST
 NO.                  DATE                BALANCE                  ACCRUED                 PAID
---------------------------------------------------------------------------------------------------
     1             11/1/2001            114,100.00                 380.33                  0.00
     2             12/1/2001            114,480.33                 381.60                  0.00
     3              1/1/2002            114,861.93                 382.87                  0.00
     4              2/1/2002            115,244.81                 384.15                  0.00
     5              3/1/2002            115,628.96                 385.43                  0.00
     6              4/1/2002            116,014.39                 386.71                  0.00
     7              5/1/2002            116,401.10                 388.00                  0.00
     8              6/1/2002            116,789.11                 389.30                  0.00
     9              7/1/2002            117,178.40                 390.59                  0.00
    10              8/1/2002            117,569.00                 391.90                  0.00
    11              9/1/2002            117,960.89                 393.20                  0.00
    12             10/1/2002            118,354.10                 394.51                  0.00
    13             11/1/2002            118,748.61                 395.83                589.52
    14             12/1/2002            118,554.92                 395.18                588.88
    15              1/1/2003            118,361.23                 394.54                588.23
    16              2/1/2003            118,167.53                 393.89                587.58
    17              3/1/2003            117,973.84                 393.25                586.94
    18              4/1/2003            117,780.15                 392.60                586.29
    19              5/1/2003            117,586.46                 391.95                585.65
    20              6/1/2003            117,392.77                 391.31                585.00
    21              7/1/2003            117,199.07                 390.66                584.36
    22              8/1/2003            117,005.38                 390.02                583.71
    23              9/1/2003            116,811.69                 389.37                583.06
    24             10/1/2003            116,618.00                 388.73                582.42
    25             11/1/2003            116,424.31                 388.08                581.77
    26             12/1/2003            116,230.61                 387.44                581.13
    27              1/1/2004            116,036.92                 386.79                580.48
    28              2/1/2004            115,843.23                 386.14                579.84
    29              3/1/2004            115,649.54                 385.50                579.19
    30              4/1/2004            115,455.84                 384.85                578.54
    31              5/1/2004            115,262.15                 384.21                577.90
    32              6/1/2004            115,068.46                 383.56                577.25
    33              7/1/2004            114,874.77                 382.92                576.61
    34              8/1/2004            114,681.08                 382.27                575.96
    35              9/1/2004            114,487.38                 381.62                575.32
    36             10/1/2004            114,293.69                 380.98                574.67
    37             11/1/2004            114,100.00                 380.33                380.33
    38             12/1/2004            113,325.12                 377.75                377.75
    39              1/1/2005            112,547.66                 375.16                375.16
    40              2/1/2005            111,767.61                 372.56                372.56
    41              3/1/2005            110,984.96                 369.95                369.95
    42              4/1/2005            110,199.70                 367.33                367.33
    43              5/1/2005            109,411.82                 364.71                364.71
    44              6/1/2005            108,621.32                 362.07                362.07
    45              7/1/2005            107,828.18                 359.43                359.43
    46              8/1/2005            107,032.40                 356.77                356.77
    47              9/1/2005            106,233.96                 354.11                354.11
    48             10/1/2005            105,432.87                 351.44                351.44
    49             11/1/2005            104,629.10                 348.76                348.76
    50             12/1/2005            103,822.65                 346.08                346.08
    51              1/1/2005            103,013.52                 343.38                343.38
    52              2/1/2005            102,201.69                 340.67                340.67
    53              3/1/2005            101,387.15                 337.96                337.96
    54              4/1/2005            100,569.90                 335.23                335.23
    55              5/1/2005             99,749.92                 332.50                332.50
    56              6/1/2005             98,927.21                 329.76                329.76
    57              7/1/2005             98,101.76                 327.01                327.01
    58              8/1/2005             97,273.55                 324.25                324.25
    59              9/1/2005             96,442.59                 321.48                321.48
    60             10/1/2005             95,608.85                 318.70                318.70
    61             11/1/2005             94,772.34                 315.91                315.91
    62             12/1/2005             93,933.04                 313.11                313.11
    63              1/1/2006             93,090.94                 310.30                310.30
    64              2/1/2006             92,246.03                 307.49                307.49
    65              3/1/2006             91,398.31                 304.66                304.66
    66              4/1/2006             90,547.76                 301.83                301.83
    67              5/1/2006             89,694.37                 298.98                298.98
    68              6/1/2006             88,838.14                 296.13                296.13
    69              7/1/2006             87,979.06                 293.26                293.26
    70              8/1/2006             87,117.11                 290.39                290.39
    71              9/1/2006             86,252.30                 287.51                287.51
    72             10/1/2006             85,384.59                 284.62                284.62
---------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
                     PRINCIPAL             ENDING                PAYMENT              CUMULATIVE
 NO.                    PAID               BALANCE                AMOUNT                INTEREST
-------------------------------------------------------------------------------------------------
     1                  0.00             114,480.33                  0.00                 380.33
     2                  0.00             114,861.93                  0.00                 761.93
     3                  0.00             115,244.81                  0.00               1,144.81
     4                  0.00             115,628.96                  0.00               1,528.96
     5                  0.00             116,014.39                  0.00               1,914.39
     6                  0.00             116,401.10                  0.00               2,301.10
     7                  0.00             116,789.11                  0.00               2,689.11
     8                  0.00             117,178.40                  0.00               3,078.40
     9                  0.00             117,569.00                  0.00               3,469.00
    10                  0.00             117,960.89                  0.00               3,860.89
    11                  0.00             118,354.10                  0.00               4,254.10
    12                  0.00             118,748.61                  0.00               4,648.61
    13                  0.00             118,554.92                589.52               5,044.44
    14                  0.00             118,361.23                588.88               5,439.62
    15                  0.00             118,167.53                588.23               5,834.16
    16                  0.00             117,973.84                587.58               6,228.05
    17                  0.00             117,780.15                586.94               6,621.30
    18                  0.00             117,586.46                586.29               7,013.90
    19                  0.00             117,392.77                585.65               7,405.85
    20                  0.00             117,199.07                585.00               7,797.16
    21                  0.00             117,005.38                584.36               8,187.83
    22                  0.00             116,811.69                583.71               8,577.84
    23                  0.00             116,618.00                583.06               8,967.22
    24                  0.00             116,424.31                582.42               9,355.94
    25                  0.00             116,230.61                581.77               9,744.02
    26                  0.00             116,036.92                581.13              10,131.46
    27                  0.00             115,843.23                580.48              10,518.25
    28                  0.00             115,649.54                579.84              10,904.39
    29                  0.00             115,455.84                579.19              11,289.89
    30                  0.00             115,262.15                578.54              11,674.74
    31                  0.00             115,068.46                577.90              12,058.95
    32                  0.00             114,874.77                577.25              12,442.51
    33                  0.00             114,681.08                576.61              12,825.43
    34                  0.00             114,487.38                575.96              13,207.70
    35                  0.00             114,293.69                575.32              13,589.32
    36                  0.00             114,100.00                574.67              13,970.30
    37                774.88             113,325.12              1,155.21              14,350.64
    38                777.46             112,547.66              1,155.21              14,728.39
    39                780.05             111,767.61              1,155.21              15,103.54
    40                782.65             110,984.96              1,155.21              15,476.10
    41                785.26             110,199.70              1,155.21              15,846.05
    42                787.88             109,411.82              1,155.21              16,213.39
    43                790.50             108,621.32              1,155.21              16,578.09
    44                793.14             107,828.18              1,155.21              16,940.16
    45                795.78             107,032.40              1,155.21              17,299.59
    46                798.44             106,233.96              1,155.21              17,656.36
    47                801.10             105,432.87              1,155.21              18,010.48
    48                803.77             104,629.10              1,155.21              18,361.92
    49                806.45             103,822.65              1,155.21              18,710.68
    50                809.13             103,013.52              1,155.21              19,056.76
    51                811.83             102,201.69              1,155.21              19,400.14
    52                814.54             101,387.15              1,155.21              19,740.81
    53                817.25             100,569.90              1,155.21              20,078.77
    54                819.98              99,749.92              1,155.21              20,414.00
    55                822.71              98,927.21              1,155.21              20,746.50
    56                825.45              98,101.76              1,155.21              21,076.26
    57                828.20              97,273.55              1,155.21              21,403.26
    58                830.96              96,442.59              1,155.21              21,727.51
    59                833.73              95,608.85              1,155.21              22,048.98
    60                836.51              94,772.34              1,155.21              22,367.68
    61                839.30              93,933.04              1,155.21              22,683.59
    62                842.10              93,090.94              1,155.21              22,996.70
    63                844.91              92,246.03              1,155.21              23,307.00
    64                847.72              91,398.31              1,155.21              23,614.49
    65                850.55              90,547.76              1,155.21              23,919.15
    66                853.38              89,694.37              1,155.21              24,220.98
    67                856.23              88,838.14              1,155.21              24,519.96
    68                859.08              87,979.06              1,155.21              24,816.08
    69                861.95              87,117.11              1,155.21              25,109.35
    70                864.82              86,252.30              1,155.21              25,399.74
    71                867.70              85,384.59              1,155.21              25,687.25
    72             85,384.59                   0.00             85,669.21              25,971.86
-------------------------------------------------------------------------------------------------